As filed with the Securities and Exchange Commission on March 25, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ZEVIA PBC

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	86-2862492 (I.R.S. Employer Identification No.)

15821 Ventura Blvd., Suite 135

Encino, CA 91436

(Address of Principal Executive Offices, Zip Code)

Zevia PBC 2021 Equity Incentive Plan

(Full title of the plan)

Steven Staes

General Counsel & Vice President, People

Zevia PBC

15821 Ventura Blvd., Suite 135

Encino, CA 91436

(424) 343-2654

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Gina Hancock

Gibson, Dunn & Crutcher LLP

2001 Ross Avenue, Suite 2100

Dallas, TX 75201-2923

(214) 698-3357

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by Zevia PBC (the “Registrant”) in order to register an additional 11,000,000 shares of its Class A common stock, par value $0.001 per share (the “Common Stock”), that may be issued under the Zevia PBC 2021 Equity Incentive Plan (the “Plan”), which includes (i) 9,167,657 shares of Common Stock pursuant to the provisions of the Plan providing for automatic increases in the number of shares reserved for issuance thereunder and (ii) 1,832,343 shares of Common Stock that may again become available for delivery with respect to awards under the Plan pursuant to the share counting, share recycling and other terms and conditions of the Plan. The information contained in the Registrant’s registration statements on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on July 26, 2021 (SEC File No. 333-258175) and on August 8, 2023 (SEC File No. 333-273798), together with all exhibits filed therewith or incorporated therein by reference, is hereby incorporated by reference pursuant to General Instruction E to Form S-8, and the shares of Common Stock registered hereunder are in addition to the shares of Common Stock registered on such registration statements.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.

Exhibit No.	Exhibit Description
4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on July 26, 2021).
4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on July 26, 2021).
5.1*	Opinion of Gibson, Dunn & Crutcher LLP.
23.1*	Consent of Deloitte & Touche LLP, independent registered public accounting firm.
23.2*	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on the signature page to this Registration Statement).
99.1	Zevia PBC 2021 Equity Incentive Plan (incorporated by reference to Exhibit 99.1 to the Registrant’s Registration Statement on Form S-8 filed with the SEC on July 26, 2021).
107.1*	Filing Fee Table.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Encino, State of California, on March 25, 2026.

Zevia PBC

By:	/s/ Amy E. Taylor
Name:	Amy E. Taylor
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Amy E. Taylor, Girish Satya and Steven Staes, and each of them, the individual’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Amy E. Taylor	President and Chief Executive Officer, Director	March 25, 2026
Amy E. Taylor	(Principal Executive Officer)

/s/ Girish Satya	Chief Financial Officer	March 25, 2026
Girish Satya	(Principal Financial Officer and Principal Accounting Officer)

/s/ Suzanne Ginestro	Director	March 25, 2026
Suzanne Ginestro

/s/ David J. Lee	Director	March 25, 2026
David J. Lee

/s/ Andrew Ruben	Director	March 25, 2026
Andrew Ruben

/s/ Alexandre I. Ruberti	Director	March 25, 2026
Alexandre I. Ruberte

/s/ Julie G. Ruehl	Director	March 25, 2026
Julie G. Ruehl

/s/ Padraic L. Spence	Director	March 25, 2026
Padraic L. Spence

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